ARTICLES OF MERGER
                                    OF
                       VICTORIA PETROLEUM USA, INC.
                                   INTO
                      KESTREL ENERGY CALIFORNIA, INC.

     The undersigned corporations, pursuant to Section 7-111- 101 of the Colorado Revised Statutes, hereby execute the following Articles of
Merger:

                                ARTICLE ONE

     The names of the corporations proposing to merge and the names of the states under the laws of which such corporations are organized are as follows:

               Name of Corporation               State of Incorporation
               -------------------               ----------------------

           Victoria Petroleum USA, Inc.                 Colorado
         Kestrel Energy California, Inc.                Colorado

                                ARTICLE TWO

     The Agreement and Plan of Merger under which the corporations propose to merge is attached hereto as Exhibit A.

                               ARTICLE THREE

     The surviving corporation shall be Kestrel Energy California, Inc.
("KEC").

                               ARTICLE FOUR

     The Articles of Incorporation of KEC shall be the Articles of Incorporation of the surviving corporation.

                               ARTICLE FIVE

     As to each corporation, the number of shares voted for the Agreement and Plan of Merger was sufficient for approval.

                                ARTICLE SIX

     The Effective Date of the merger is upon the filing of these Articles of Merger with the Secretary of State of the State of Colorado.

     IN WITNESS WHEREOF each of undersigned corporations has caused these Articles of Merger to be executed in its name on this 5th day of May, 2000.

                                   VICTORIA PETROLEUM USA, INC.


                                   By/s/Robert J. Pett
                                        Robert J. Pett, President


                                   KESTREL ENERGY CALIFORNIA, INC.


                                   By/s/ Timothy L. Hoops
                                        Timothy L. Hoops, President


                                 EXHIBIT A

                       AGREEMENT AND PLAN OF MERGER

                               by and among

                         VICTORIA PETROLEUM N.L.,

                       VICTORIA PETROLEUM USA, INC.,
                       A WHOLLY OWNED SUBSIDIARY OF
                  VICTORIA INTERNATIONAL PETROLEUM N.L.,

                                    AND

                      KESTREL ENERGY CALIFORNIA, INC.
             A WHOLLY-OWNED SUBSIDIARY OF KESTREL ENERGY, INC.

                                   dated

                                May 5, 2000






                             TABLE OF CONTENTS
                             -----------------

                                                                      Page
                                                                      ----

SECTION 1. THE MERGER                                            1

   1.1    ACTIONS TO BE TAKEN                                    1
   1.2    CONVERSION OF KEC SECURITIES                           2
   1.3    EXCHANGE OF CERTIFICATES                               3
   1.4    LEGEND ON VP CERTIFICATES ISSUED IN CONVERSION OF
          THE KEC COMMON STOCK                                   3
   1.5    FILING OF ARTICLES OF MERGER                           3

SECTION 2. REPRESENTATIONS AND WARRANTIES OF KESTREL AND KEC     3

   2.1    CORPORATE ORGANIZATION AND GOOD STANDING               3
   2.2    CAPITALIZATION                                         3
   2.3    OBLIGATION TO ISSUE ADDITIONAL SECURITIES              4
   2.4    AUTHORIZATION, EXECUTION AND DELIVERY                  4
   2.5    FINANCIAL INFORMATION                                  4
   2.6    ABSENCE OF CERTAIN CHANGES                             4
   2.7    LITIGATION, ETC.                                       5
   2.8    CONTRACTS                                              5
   2.9    TITLE                                                  5
   2.10   TAX RETURNS                                            5
   2.11   NO VIOLATION                                           5
   2.12   BOOKS AND RECORDS                                      5
   2.13   DISCLOSURE                                             6
   2.14   BROKER'S OR FINDER'S FEES                              6
   2.15   VP COMMON STOCK RECEIVED IN EXCHANGE                   6
   2.16   DUE DILIGENCE                                          6

SECTION 3. REPRESENTATIONS AND WARRANTIES OF VP AND VP/USA       6

   3.1    CORPORATE ORGANIZATION                                 6
   3.2    CAPITALIZATION.                                        7
   3.3    AUTHORIZATION, EXECUTION AND DELIVERY                  7
   3.4    FINANCIAL INFORMATION                                  7
   3.5    ABSENCE OF CERTAIN CHANGES                             7
   3.6    LITIGATION                                             8
   3.7    CONTRACTS                                              8
   3.8    TITLE                                                  8
   3.9    TAX RETURNS                                            8
   3.10   NO VIOLATION                                           8
   3.11   BOOKS AND RECORDS                                      8
   3.12   DISCLOSURE                                             8
   3.13   BROKER'S OR FINDER'S FEES                              9
   3.14   CONTINUITY OF BUSINESS ENTERPRISE                      9
   3.15   OWNERSHIP OF KEC COMMON STOCK BY VP                    9
   3.16   KEC COMMON STOCK AND ASSETS                            9
   3.17   KEC OWNERSHIP INTERESTS FOLLOWING THE MERGER           9
   3.18   INTENTION TO REACQUIRE VP COMMON STOCK BY VP           10
   3.19   BUSINESS ACTIVITY OF VP                                10
   3.20   REPORTING REQUIREMENTS                                 10

SECTION 4. CONDUCT OF KEC PENDING THE EFFECTIVE DATE             10

   4.1    REGULAR COURSE OF BUSINESS                             10
   4.2    RESTRICTED ACTIVITIES AND TRANSACTIONS                 10
   4.3    ADVICE OF CHANGES                                      11
   4.4    ACCESS TO RECORDS AND PROPERTIES                       11
   4.5    GUARANTEE OF KEC'S OBLIGATIONS                         11

SECTION 5. CONDUCT OF VP AND VP/USA PENDING THE EFFECTIVE
           DATE                                                  12

   5.1    REGULAR COURSE OF BUSINESS                             12
   5.2    RESTRICTED ACTIVITIES AND TRANSACTIONS                 12
   5.3    ADVICE OF CHANGES                                      12
   5.4    ACCESS TO RECORDS AND PROPERTIES                       13
   5.5    GUARANTEE OF VP/USA OBLIGATIONS                        13

SECTION 6. MUTUAL COVENANTS                                      13

   6.1    CONFIDENTIALITY                                        13
   6.2    INTERCORPORATE DEBT                                    14
   6.3    INVESTMENT COMPANY STATUS                              14
   6.4    EXPENSES                                               14
   6.5    FAIR MARKET VALUE OF VP AND KEC                        14
   6.6    FURTHER ASSURANCES                                     14

SECTION 7. CONDITIONS PRECEDENT TO OBLIGATION OF KEC             14

   7.1    VP AND VP/USA REPRESENTATIONS AND WARRANTIES           14
   7.2    VP AND VP/USA COVENANTS                                15
   7.3    GUARANTEE OF VP/USA OBLIGATIONS                        15
   7.4    OPINION OF VP'S COUNSEL                                15
   7.5    ACCOUNTANT'S LETTER                                    15

SECTION 8. CONDITIONS PRECEDENT TO OBLIGATION OF VP              16

   8.1    KEC'S REPRESENTATIONS AND WARRANTIES                   16
   8.2    KEC'S COVENANTS                                        16
   8.3    GUARANTEE OF KEC OBLIGATIONS                           16
   8.4    OPINION OF KEC'S COUNSEL                               16
   8.5    ACCOUNTANT'S LETTER                                    17
   8.6    DUE DILIGENCE                                          17

SECTION 9. NOTICE OF EVENTS                                      17

SECTION 10. TERMINATION                                          17

   10.1   CIRCUMSTANCES OF TERMINATION                           17
   10.2   EFFECT OF TERMINATION                                  18

SECTION 11. GENERAL PROVISIONS                                   18

   11.1   FURTHER ASSURANCES                                     18
   11.2   WAIVER                                                 18
   11.3   ENTIRE AGREEMENT                                       18
   11.4   HEADINGS                                               18
   11.5   GOVERNING LAW                                          18
   11.6   ASSIGNMENT                                             19
   11.7   COUNTERPARTS                                           19

SECTION 12. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS    19

SECTION 13. INDEMNITY AGREEMENTS OF VP AND KEC                   19

SECTION 14. OTHER AGREEMENTS                                     19

   14.1   PUBLIC DISCLOSURE                                      19
   14.2   NOTICES                                                19
   14.3   BINDING EFFECT                                         20
   14.4   ENTIRE AGREEMENT                                       20
   14.5   SCHEDULES AND EXHIBITS                                 21
   14.6   APPLICABLE LAW AND JURISDICTION                        21
   14.7   NO BENEFIT TO THIRD PARTIES                            21
   14.8   COUNTERPARTS                                           21
   14.9   ACKNOWLEDGEMENTS                                       21





                          Exhibits and Schedules
                          ----------------------

Exhibit 1.1(b)   Articles of Incorporation for KEC
Exhibit 1.1(c)   Bylaws for KEC
Schedule 1.1(d)  Officers of Surviving Corporation
Schedule 1.4     Restrictive Legends
Schedule 2.5     Liabilities of KEC
Schedule 2.6     Material Changes to KEC
Schedule 2.7     Litigation Matters of KEC
Schedule 2.8     Contracts of KEC
Schedule 2.9     Mortgages, Encumbrances or Liens on KEC Properties
Schedule 3.2     List of VP Options
Schedule 3.5     Material Changes to VP and VP/USA
Schedule 3.6     Litigation Matters Pending for VP and VP/USA
Schedule 3.7     Contracts of VP and VP/USA
Schedule 3.8     Mortgages, Encumbrances or Liens on VP Properties


                       AGREEMENT AND PLAN OF MERGER
                       ----------------------------

     AGREEMENT AND PLAN OF MERGER ("Agreement") dated as of May 5, 2000, by and among Victoria Petroleum N.L. ("VP"), an Australian corporation, Victoria Petroleum USA, Inc. ("VP/USA"), a Colorado corporation and wholly-owned subsidiary of Victoria International Petroleum N.L. ("VIP"), an Australian corporation and wholly-owned subsidiary of VP, and Kestrel Energy California, Inc. ("KEC"), a Colorado corporation and wholly-owned subsidiary of Kestrel Energy, Inc. ("Kestrel"), a Colorado corporation.

                                 RECITALS
                                 --------

     A. The respective Boards of Directors of VP, VIP, VP/USA, KEC and Kestrel deem it advisable and generally in the best interests and to the advantage of each corporation, and their respective shareholders, that VP acquire KEC by the merger of KEC into VP/USA under the terms and conditions hereinafter set forth, in a transaction intended to qualify as a tax-free reorganization under Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

     B. VIP is a flow through entity for U. S. federal income tax purposes as a result of having filed Form 8832, Entity Classification Election with the U. S. Internal Revenue Service, and for purposes of this Agreement, is disregarded and not a party to this transaction.

     C. The parties acknowledge that the Boards of Directors of VP, VP/USA, KEC and Kestrel have common members who serve on each Board and in order to avoid conflicts of interests between the parties, a committee of independent directors from each corporation negotiated the terms of this transaction with the assistance of independent consultants.

     D. The Boards of Directors of VP, VP/USA and KEC expect that this transaction will further certain of their business objectives and have adopted resolutions authorizing the transactions contemplated by this Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties and covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                          SECTION 1.  THE MERGER
                          ----------------------

     1.1 ACTIONS TO BE TAKEN. Subject to the terms and conditions of this Agreement, including the fulfillment (or waiver) of all conditions to the obligations of the parties contained herein, at the Effective Time (as hereinafter defined) and pursuant to the laws of the State of Colorado, the following shall occur:

          (a) KEC shall be merged with and into VP/USA (such transaction hereafter referred to as the "Merger"), and KEC shall be the surviving corporation (the "Surviving Corporation"). The separate existence and corporate organization of VP/USA shall cease upon filing of the Articles of Merger with the Colorado Secretary of State, and thereupon KEC and VP/USA shall be a single corporation and will continue to be governed by the laws of the State of Colorado.

          (b) The Articles of Incorporation of KEC attached as Exhibit 1.1(b) hereto shall constitute the articles of incorporation of the Surviving Corporation.

          (c) The Bylaws of KEC in the form attached as Exhibit 1.1(c) shall constitute the bylaws of the Surviving Corporation.

          (d) The officers of KEC shall resign as of the Effective Time and the persons set forth on Schedule 1.1(d) shall be the officers of the Surviving Corporation until their successors shall have been elected and qualified.

          (e) As soon as practicable following fulfillment or waiver of the conditions specified in Sections 7 and 8 hereof, and provided that this Agreement has not been terminated or abandoned pursuant to Section 11, the parties will cause the Agreement and Plan of Merger ("Merger Agreement") to be filed with the office of the Secretary of State of the State of Colorado. Subject to and in accordance with the laws of the State of Colorado, the Merger will become effective at the date and time the Articles of Merger are filed with the office of the Secretary of State of the State of Colorado or such later time or date as may be specified in the Articles of Merger (the "Effective Time"). Each of the parties will use its best efforts to cause the Merger to be consummated as soon as practicable following the fulfillment or waiver of the conditions specified in Sections 7 and 8 hereof.

     1.2 CONVERSION OF KEC SECURITIES. The mode of carrying the merger into effect and the manner and basis of converting the shares of KEC into shares of VP are as follows:

          (a) For and in consideration of the exchange of all shares of KEC Common Stock, no par value per share, issued and outstanding on the Effective Date:

               (1) VP will issue and deliver to VP/USA 66,750,000 shares of Common Stock to be transferred to Kestrel, as sole shareholder of all issued and outstanding KEC Common Stock, in exchange for 1,000 shares of KEC Common Stock issued and outstanding at the Effective Time.

               (2) The fair market value of the VP Common Stock received by Kestrel will be approximately equal to the fair market value of the KEC Common Stock surrendered in the exchange.

          (b) Each certificate evidencing ownership of shares of VP Common Stock issued and outstanding on the Effective Date shall continue to evidence ownership of the same number of shares of VP Common Stock as before the Effective Date.

     1.3 EXCHANGE OF CERTIFICATES. Kestrel, as holder of all outstanding certificate(s) representing shares of KEC Common Stock shall surrender the same to VP, and shall receive in exchange a certificate or certificates representing 66,750,000 shares of VP Common Stock into which the shares of KEC Common Stock represented by the certificate(s) so surrendered shall have been converted.

     1.4 LEGEND ON VP CERTIFICATES ISSUED IN CONVERSION OF THE KEC COMMON STOCK. Except as set forth on Schedule 1.4, the certificate(s) representing shares of VP Common Stock issued in conversion of the KEC Common Stock shall bear no restrictions or limitations on the resale or trading thereof, except those that may be imposed by the Australian Stock Exchange, notwithstanding VP's best efforts to persuade the Australian Stock Exchange not to impose any such restrictions.

     1.5 FILING OF ARTICLES OF MERGER. As soon as practicable after the Effective Date, VP/USA and KEC shall, in accordance with Section 1.1(e), cause the Articles of Merger to be filed with the Secretary of State of the State of Colorado. KEC, Kestrel, VP/USA and VP will take such other and further actions as may be required by the applicable laws of Colorado in connection with such filing and in order to complete the Merger.

       SECTION 2.  REPRESENTATIONS AND WARRANTIES OF KESTREL AND KEC
       -------------------------------------------------------------

     Kestrel and KEC represent and warrant that:

     2.1 CORPORATE ORGANIZATION AND GOOD STANDING. Kestrel and KEC, a subsidiary of Kestrel, are corporations duly organized, validly existing and in good standing under the laws of the State of Colorado and each has all requisite corporate power and authority to own, operate and lease its properties and to conduct its business as it is now being conducted. Kestrel and KEC are duly qualified or licensed as a foreign corporation in each other jurisdiction where each owns or leases substantial properties, except where the failure to be so qualified or licensed would not have a material adverse effect on the financial condition, properties or businesses of Kestrel or KEC taken as a whole. Kestrel and KEC have each delivered to VP a true and complete copy of their Articles of Incorporation and Bylaws.

     2.2 CAPITALIZATION. The authorized capital stock of KEC consists of 10,000 shares of Common Stock, no par value per share ("KEC Common Stock"). As of the date of this Agreement, there are 1,000 shares of KEC Common Stock issued and outstanding. All of the outstanding shares of KEC Common Stock have been validly issued and are fully paid and nonassessable and owned by Kestrel. Except as set forth above, KEC does not have any shares of its capital stock issued or outstanding. There are no options, warrants or rights outstanding to purchase shares of KEC Common Stock.

     2.3 OBLIGATION TO ISSUE ADDITIONAL SECURITIES. At the Effective Date of this Merger, KEC will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in KEC that, if exercised or converted, would affect VP's acquisition or retention of control of KEC, as defined in
Section 368(c)(1) of the Internal Revenue Code. Furthermore KEC has no plan or intention to issue additional shares of its common stock which would result in VP losing control of KEC.

     2.4 AUTHORIZATION, EXECUTION AND DELIVERY. Kestrel and KEC each has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Boards of Directors of Kestrel and KEC, and its sole shareholder, and no other corporate proceedings on the part of Kestrel or KEC is necessary to authorize this Agreement and the transactions contemplated hereby. Neither Kestrel nor KEC are not subject to or obligated under any charter, bylaw or contract provision or any note, mortgage, lease, agreement, bond, indenture, instrument, license, franchise or permit, or subject to any order, judgment, injunction, writ or decree, which would be breached or violated by the execution or consummation of this Agreement. Other than in connection with or in compliance with the provisions and requirements of the laws of the State of Colorado, the Securities Act of 1933, and the securities or blue sky laws of the various states, no authorization, consent or approval of, or filing with, any public body or authority is necessary for the completion by Kestrel or KEC of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings, the failure to obtain or make which would not have a material adverse effect on KEC's business.

     2.5 FINANCIAL INFORMATION. KEC has previously delivered to VP accurate and complete financial information concerning its properties, operations and prospects. Except to the extent reflected in or reserved against in KEC's balance sheet as of December 31, 1999, KEC did not have at that date any liabilities or obligations (secured, unsecured, contingent or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles ("Liabilities"). All Liabilities incurred subsequent to December 31, 1999 are set forth in Schedule 2.5 hereto. On the Effective Date, the fair market value of the assets of KEC will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

     2.6 ABSENCE OF CERTAIN CHANGES. Except as disclosed on Schedule 2.6, there has been no material adverse change in the business, properties or financial condition of KEC since December 31, 1999.

     2.7 LITIGATION, ETC. Except as disclosed on Schedule 2.7, there is no litigation, proceeding or investigation pending or, to the knowledge of KEC, threatened against KEC which if successful might result in a material adverse change in the business, properties or financial condition of KEC or which questions the validity or legality of this Agreement or of any action taken or to be taken by KEC in connection with this Agreement. Neither Kestrel nor KEC are under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a) of the Internal Revenue Code.

     2.8 CONTRACTS. Except as disclosed on Schedule 2.8, KEC is not a party to any material contract not in the ordinary course of business which is to be performed in whole or in part at or after the date of this Agreement.

     2.9 TITLE. KEC has good and marketable title to all property included in the balance sheet of KEC as of December 31, 1999 other than property disposed of in the ordinary course of business after said date. Except as disclosed on Schedule 2.8, the properties of KEC as previously disclosed in writing to VP and VP/USA, including its rights to all drilling interests, are not subject to any mortgage, encumbrance or lien of any kind except minor encumbrances which do not materially interfere with the use of the property in the conduct of the business of KEC.

     2.10 TAX RETURNS. KEC has timely filed all required federal, state and local tax returns and has no outstanding tax liabilities, including but not limited to income, withholding, property and corporate franchise taxes.

     2.11 NO VIOLATION. Consummation of the merger will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease or agreement, or any order, judgment, decree, law or regulation to which any property of KEC is subject or by which is bound, except for breaches or defaults which in the aggregate would not have a materially adverse effect on KEC's properties, business operations or financial condition.

     2.12 BOOKS AND RECORDS. The corporate minute books, stock certificate books, stock registers and other corporate records of KEC are correct and complete in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same.

     2.13 DISCLOSURE. Neither this Agreement nor any Schedule, Exhibit or certificate delivered in accordance with the terms hereof, or any document or statement in writing which has been supplied by or on behalf of KEC or by any of KEC's directors or officers, in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact or circumstance known to KEC which materially and adversely affects or which may materially and adversely affect its business, prospects or financial condition or its assets, which has not been set forth in this Agreement, the Schedules, Exhibits, certificates or statements furnished in writing to VP in connection with the transactions contemplated by this Agreement.

     2.14 BROKER'S OR FINDER'S FEES. No broker, finder or similar intermediary is entitled to fees in connection with the transactions contemplated by this Agreement by virtue of any action or agreement of KEC.

     2.15 VP COMMON STOCK RECEIVED IN EXCHANGE. To the best knowledge of the management of KEC and Kestrel, there is no plan or intention by Kestrel to sell, exchange or otherwise dispose of shares of VP Common Stock received in the Merger that would reduce Kestrel's ownership of VP Common Stock to a number of shares having a value, as of the Effective Date, of less than 50 percent of the value of all of the formerly outstanding stock of KEC as of the Effective Date.

     2.16 DUE DILIGENCE. KEC has completed its due diligence review of VP.

        SECTION 3.  REPRESENTATIONS AND WARRANTIES OF VP AND VP/USA
        -----------------------------------------------------------

     VP and VP/USA represent and warrant that:

     3.1 CORPORATE ORGANIZATION. VP and VP/USA, a subsidiary of VP, are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation and each has all requisite corporate power and authority to own, operate and lease its properties and to conduct its business as it is now being conducted. VP and VP/USA are duly qualified or licensed as a foreign corporation in each other jurisdiction where each owns or leases substantial properties, except where the failure to be so qualified or licensed would not have a material adverse effect on the financial condition, properties or businesses of VP or VP/USA taken as a whole. VP and VP/USA have each delivered to KEC a true and complete copy of their Articles of Incorporation and Bylaws.

     3.2  CAPITALIZATION.

          (a) VP has 424,253,866 shares of no par value Common Stock issued and outstanding, fully paid and nonassessable.

          (b) Except as set forth above, VP does not have any shares of its capital stock issued or outstanding. Except as set forth on Schedule
3.2 hereof, VP does not have any outstanding subscriptions, options, warrants, rights or other agreements or commitments obligating VP to issue shares of its capital stock.

          (c) The authorized capital stock of VP/USA consists of 4,000 shares of Common Stock, $250.00 par value per share, of which 4,000 shares are issued and outstanding, all of which are owned of record and beneficially by VP.

          (d) To the best knowledge of VP management, VP's outstanding securities have been issued in compliance with all applicable United States and Australian securities laws.

     3.3 AUTHORIZATION, EXECUTION AND DELIVERY. VP and VP/USA each has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly authorized and approved by the Boards of Directors of VP and VP/USA's and by VP as the sole shareholder of VP/USA. No other corporate proceedings on the part of VP or VP/USA are necessary to authorize this Agreement and the transactions contemplated hereby.

     3.4 FINANCIAL INFORMATION. VP has previously furnished to KEC and Kestrel accurate and complete financial information concerning its properties, operations and prospects, as well as copies of all publicly available information filed by VP with any government entity in connection with its publicly traded securities. Except to the extent reflected or reserved against in VP's balance sheet as of December 31, 1999, VP did not have at that date any liabilities or obligations (secured, unsecured, contingent or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles ("Liabilities").

     3.5 ABSENCE OF CERTAIN CHANGES. Except as disclosed on Schedule 3.5, There has been no material adverse change in the business, properties or financial condition of VP since December 31, 1999.

     3.6 LITIGATION. Except as disclosed on Schedule 3.6, there is no litigation, proceeding or investigation pending or, to the knowledge of VP, threatened against VP or VP/USA which if successful might result in a material adverse change in the business, properties or financial condition of VP or VP/USA or which questions the validity or legality of this Agreement or of any action taken or to be taken by VP in connection with this Agreement.

     3.7 CONTRACTS. Except as disclosed on Schedule 3.7, VP is not a party to any material contract not in the ordinary course of business which is to be performed in whole or in part at or after the date of this Agreement.

     3.8 TITLE. VP has good and valid title to all property included in the balance sheets of VP as of December 31, 1999, other than property
disposed of in the ordinary course of business after said date.   Except
as disclosed on Schedule 3.8, the properties of VP are not subject to any mortgage, encumbrance or lien of any kind.

     3.9 TAX RETURNS. VP has timely filed all required federal, state and local tax returns and has no outstanding tax liabilities, including but not limited to income, withholding, property and corporate franchise taxes.

     3.10 NO VIOLATION. Consummation of the merger will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease or agreement, or any order, judgment, decree, law or regulation to which any property of VP is subject or by which VP is bound, except for breaches or defaults which in the aggregate would not have a materially adverse effect on VP's properties, business operations or financial condition.

     3.11 BOOKS AND RECORDS. The corporate minute books, stock certificate books, stock registers and other corporate records of VP are correct and complete in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same.

     3.12 DISCLOSURE. Neither this Agreement nor any Schedule, Exhibit or certificate delivered in accordance with the terms hereof, or any document or statement in writing which has been supplied by or on behalf of VP or by any of VP's directors or officers, in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact or circumstance known to VP which materially and adversely affects or which may materially and adversely affect its business, prospects or financial condition or its assets, which has not been set forth in this Agreement, the Schedules, Exhibits, certificates or statements furnished in writing to KEC in connection with the transactions contemplated by this Agreement.

     3.13 BROKER'S OR FINDER'S FEES. No broker, finder or similar intermediary is entitled to fees in connection with the transactions contemplated by this Agreement by virtue of any action or agreement of VP or VP/USA.

     3.14 CONTINUITY OF BUSINESS ENTERPRISE. VP will continue at least one significant historic business line of KEC, or use at least a significant portion of KEC's historic business assets in a business, in each case within the meaning of Treasury Reg. 1.368-1(d).

     3.15 OWNERSHIP OF KEC COMMON STOCK BY VP. VP does not own, nor has it owned during the past five years, any share of KEC Common Stock. Subsequent to the Merger, VP does not intend to dispose the KEC Common Stock received or of substantially all of KEC's assets for at least five
(5)  years from the Effective Date.

     3.16 KEC COMMON STOCK AND ASSETS. Neither VP/USA nor VP has a plan or intention to: liquidate KEC; merge KEC into another corporation; cause KEC to sell or dispose of the KEC Common Stock except for dispositions to corporations controlled by VP; or cause KEC to sell or otherwise dispose of any of its assets except for dispositions made in the ordinary course of business or transfer of assets to a corporation controlled by KEC.

     3.17 KEC OWNERSHIP INTERESTS FOLLOWING THE MERGER. Immediately following the Effective Date, VP represents that KEC will continue to hold at least 90 percent of the fair market value of its net assets held immediately prior to the transaction, at least 70 percent of the fair market value of its gross assets held immediately prior to the transaction, and at least 90 percent of the fair market value of VP/USA's net assets and at least 70 percent of the fair market value of VP/USA's gross assets held immediately prior to the transaction. For purposes of this representation, amounts by KEC or VP/USA to shareholders who receive cash or other property, amounts used by KEC or VP/USA to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by KEC will be included as assets of KEC or VP/USA, respectively, immediately prior to the Effective Date.

     3.18 INTENTION TO REACQUIRE VP COMMON STOCK BY VP. VP has no plan or intention to reacquire from Kestrel any of the VP Common Stock issued in the transactions contemplated herein.

     3.19 BUSINESS ACTIVITY OF VP. VP has conducted an active trade or business outside of the United States for the entire 36 month period immediately prior to the Effective Date, and has no intention to substantially dispose of or discontinue such trade or business.

     3.20 REPORTING REQUIREMENTS. VP and its foreign shareholders will cooperate and comply with any United States reporting requirements that may be required as a result of this Agreement by having KEC file all disclosures as required by U.S. Treasury Regulation 1.367(a)-3(c)(1) and (6).

           SECTION 4.  CONDUCT OF KEC PENDING THE EFFECTIVE DATE
           -----------------------------------------------------

     KEC covenants that between the date of this Agreement and the Effective Date:

     4.1 REGULAR COURSE OF BUSINESS. Except as otherwise consented to in writing by VP, prior to the Effective Time, KEC will carry on its business in the ordinary course only, and, without limiting the generality of the foregoing, KEC will use its best efforts to preserve its present business organization intact, keep available the services of its present officers and employees, and preserve its present relationships with persons having business dealings with it.

     4.2 RESTRICTED ACTIVITIES AND TRANSACTIONS. Except as otherwise consented to in writing by VP, or contemplated by this Agreement, prior to the Effective Date, KEC will not:

          (a) amend its certificate or Articles of Incorporation or Bylaws;

          (b) issue, sell or deliver, or agree to issue, sell or deliver, any shares of any class of capital stock or any securities convertible into any such shares or convertible into securities in turn so convertible, or any options, warrants or other rights calling for the issuance, sale or delivery of any such shares or convertible securities, declare or pay any dividend or make any distribution on its capital stock in cash, stock or property, subdivide shares of capital stock into a greater number of shares, or redeem, repurchase or otherwise acquire any shares of capital stock;

          (c) discharge or satisfy or pay any lien, encumbrance, debt or obligation other than in the ordinary course of business;

          (d) sell, transfer or otherwise dispose of any of its assets otherwise than in the normal course of business;

          (e) incur or assume or authorize or commit to any expenditure(s) in excess of $25,000 in the aggregate other than in the ordinary course of business;

          (f) assume or guarantee, or agree to assume or guarantee, any debt, liability or other obligation of any person, firm or corporation; or

          (g) acquire control of any other corporation, association, joint venture, partnership, business trust or other business entity, or acquire control or ownership of all or a substantial portion of the assets of any of the foregoing or merge, consolidate or otherwise combine with any other corporation (except as provided for in this Agreement), or enter into any agreement providing for any of the foregoing.

     4.3 ADVICE OF CHANGES. Until the Effective Date, KEC will promptly advise VP in writing after acquiring knowledge thereof, of (i) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of KEC contained in this Agreement, if made on or as of the date of such event or the Effective Time, untrue or inaccurate in any material respect; and, (ii) any material adverse change in KEC's business.

     4.4 ACCESS TO RECORDS AND PROPERTIES. VP may, prior to the Effective Date, through its employees, agents and representatives, make or cause to be made a detailed review of the business and financial condition of KEC, and make or cause to be made such investigation as it deems necessary or advisable of the properties, assets, businesses, books and records of KEC. KEC agrees to furnish such assistance as VP reasonably may request in conducting such review and investigation and will provide, and will cause its independent public accountants to provide, VP and its employees, agents and representatives full access to all books, records (including tax returns filed or in preparation), personnel and premises of KEC and the work papers and other records of its independent public accountants and shall provide to VP such other information concerning the business of KEC as VP reasonably may request. Any such review described in this section shall be undertaken during normal business hours following reasonable notice to KEC.

     4.5 GUARANTEE OF KEC'S OBLIGATIONS. Kestrel shall cause KEC to perform in a timely manner all of its obligations, and to comply with all its agreements, in this Agreement and in the Articles of Merger.

      SECTION 5.  CONDUCT OF VP AND VP/USA PENDING THE EFFECTIVE DATE
      ---------------------------------------------------------------

     VP and VP/USA covenant that between the date of this Agreement and the Effective Date:

     5.1 REGULAR COURSE OF BUSINESS. Except as otherwise consented to in writing by KEC, prior to the Effective Time, VP and VP/USA will carry on its respective businesses in the ordinary course only, and, without limiting the generality of the foregoing, VP will use its best efforts to preserve its present business organization intact, keep available the services of its present officers and employees, and preserve its present relationships persons having business dealings with it.

     5.2 RESTRICTED ACTIVITIES AND TRANSACTIONS. Except as otherwise consented to in writing by Kestrel and KEC, or contemplated by this Agreement, prior to the Effective Date, neither VP nor VP/USA will:

          (a) amend its certificate or articles of incorporation or bylaws;

          (b) issue, sell or deliver, or agree to issue, sell or deliver, any shares of any class of capital stock or any securities convertible into any such shares or convertible into securities in turn so convertible, or any options, warrants or other rights calling for the issuance, sale or delivery of any such shares or convertible securities, declare or pay any dividend or make any distribution on its capital stock in cash, stock or property, subdivide shares of capital stock into a greater number of shares, or redeem, repurchase or otherwise acquire any shares of capital stock;

          (c) discharge or satisfy or pay any lien, encumbrance, debt or obligation other than in the ordinary course of business;

          (d) sell, transfer or otherwise dispose of any of its assets otherwise than in the normal course of business;

          (e) incur or assume or authorize or commit to any expenditure(s) in excess of $25,000 in the aggregate other than in the ordinary course of business;

          (f) assume or guarantee, or agree to assume or guarantee, any debt, liability or other obligation of any person, firm or corporation; or

          (g) acquire control of any other corporation, association, joint venture, partnership, business trust or other business entity, or acquire control or ownership of all or a substantial portion of the assets of any of the foregoing or merge, consolidate or otherwise combine with any other corporation (except as provided for in this Agreement), or enter into any agreement providing for any of the foregoing.

     5.3 ADVICE OF CHANGES. VP will promptly advise Kestrel and KEC in writing after acquiring knowledge thereof, of (i) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of VP contained in this Agreement, if made on or as of the date of such event or at the Effective Time, untrue or inaccurate in any material respect; and, (ii) any material adverse change in the business of VP and/or its VP/USA.

     5.4 ACCESS TO RECORDS AND PROPERTIES. Kestrel and KEC may, prior to the Effective Date, through its employees, agents and representatives, make or cause to be made a detailed review of the business and financial condition of VP, and make or cause to be made such investigation as it deems necessary or advisable of the properties, assets, businesses, books and records of VP. VP agrees to furnish such assistance as Kestrel or KEC reasonably may request in conducting such review and investigation and will provide, and will cause its independent public accountants to provide, Kestrel and/or KEC and its respective employees, agents and representatives full access to all books, records (including tax returns filed or in preparation), personnel and premises of VP and the work papers and other records of its independent public accountants and shall provide to Kestrel and KEC such other information concerning the business of VP as Kestrel and KEC reasonably may request. Any such review described in this section shall be undertaken during normal business hours following reasonable notice to VP.

     5.5 GUARANTEE OF VP/USA OBLIGATIONS. VP shall cause VP/USA to perform in a timely manner all its obligations, and to comply with all its agreements, in this Agreement and in the Articles of Merger.

                       SECTION 6.  MUTUAL COVENANTS
                       ----------------------------

     6.1 CONFIDENTIALITY. VP, VP/USA, KEC and Kestrel will use their best efforts to keep confidential any and all information furnished to one of them by the other or such other's representatives or independent public accountants in connection with the transactions contemplated by this Agreement, and the business and financial review and investigation referred to in Section 4.4 and Section 5.4, except to the extent any such information may be generally available to the public, and VP, VP/USA, KEC and Kestrel have instructed their respective officers, employees and other representatives having access to such information to comply with the obligation of confidentiality. In the event of termination of this Agreement, each of VP, VP/USA, KEC and Kestrel will promptly deliver to the other all originals and copies of documents, work papers and other material containing information concerning the other that was obtained from the other or its agents, employees or representatives in connection with such transactions or business and financial review and investigation, whether so obtained before or after the execution hereof, will not use any information so obtained, will not disclose or divulge such information to any other person and will keep confidential any information so obtained; provided, however, that (after reasonable measures have been taken to maintain confidentiality and after giving reasonable notice to the other parties to this Agreement specifying the information involved and the manner and extent of the proposed use of disclosure thereof) (i) any disclosure of such information may be made by a party hereto to the extent required by applicable law or regulation or judicial or regulatory process and (ii) such information may be used by such party as evidence in or in connection with any pending or threatened litigation relating to this Agreement or any transaction contemplated hereby. The obligations arising under this Section 6.1 shall survive any termination or abandonment of this Agreement.

     6.2 INTERCORPORATE DEBT. There is no intercorporate indebtedness existing between VP and KEC, or between VP/USA and KEC that was issued, acquired, or will be settled at a discount.

     6.3 INVESTMENT COMPANY STATUS. No two parties to the transaction are investment companies as defined in Section 368(a)(2)(f)(iii) and (iv) of the Internal Revenue Code.

     6.4 EXPENSES. Whether or not the Merger is consummated, legal, accounting and other fees, costs and expenses to be incurred by each party regarding this Agreement and the transactions contemplated hereby shall be paid by the party incurring them. Notwithstanding any other provision in this Agreement, in the event of any dispute or controversy, in addition to any other remedies the prevailing party may obtain in such dispute, the prevailing party in such dispute shall be entitled to recover from the other party all of its reasonable legal fees and out-of-pocket costs incurred by such party in enforcing or defending its rights hereunder.

     6.5 FAIR MARKET VALUE OF VP AND KEC. The parties agree that as of the Effective Date, the fair market value of VP is greater or equal to the fair market value of KEC.

     6.6 FURTHER ASSURANCES. Each party hereto agrees to execute and deliver such instruments and take such other actions as any other party may reasonably require in order to carry out the intent of this Agreement.

           SECTION 7.  CONDITIONS PRECEDENT TO OBLIGATION OF KEC
           -----------------------------------------------------

     KEC's obligation to consummate this Merger shall be subject to fulfillment on or before the Effective Date of each of the following conditions, unless waived in writing by KEC:

     7.1 VP AND VP/USA REPRESENTATIONS AND WARRANTIES. The representations and warranties of VP and VP/USA set forth in Section 3 hereof shall be true and correct at the Effective Date as though made at and as of that date, except as affected by transactions contemplated hereby.

     7.2 VP AND VP/USA COVENANTS. VP and VP/USA shall have performed all covenants required by this Agreement to be performed by it on or before the Effective Date.

     7.3 GUARANTEE OF VP/USA OBLIGATIONS. VP shall cause VP/USA to perform in a timely manner all of its obligations, and to comply with all its agreements, in this Agreement.

     7.4 OPINION OF VP'S COUNSEL. KEC may require VP to deliver to KEC an opinion of its counsel dated the Effective Date, in form and substance satisfactory to counsel for KEC, to the effect that:

          (a) VP and VP/USA are corporations duly organized, validly existing and in good standing, and are duly qualified to do business as a foreign corporation in each jurisdiction (if any) in which, to the best knowledge of counsel, its property or business requires such qualification.

          (b) The authorized capital stock of VP and VP/USA are as set forth in Section 3.2 hereof.

          (c) The execution and consummation of this Agreement have been duly authorized and approved by VP's Board of Directors, VP/USA's Board of Directors and its sole shareholder, and consummation of this Agreement will not constitute or result in any breach or default of the character described in Section 3.10 hereof of which counsel has knowledge.

          (d) Counsel has no knowledge of any liabilities or obligations of the type described in Section 3.4 hereof, any litigation, proceeding, or investigation of the type described in Section 3.6 hereof, or any defects in title or mortgages, encumbrances or liens of the type described in Section 3.8 hereof.

          (e) The shares of VP Common Stock into which KEC Common Stock is to be converted pursuant to this Agreement will, upon such conversion, be duly and validly authorized and issued in compliance with all applicable foreign, federal and state securities laws, and will be fully paid and nonassessable, and shall not be restricted or limited as to resale or trading except as may be required by the Australian Stock Exchange, which restrictions or limitations shall have been diligently opposed by VP.

     7.5 ACCOUNTANT'S LETTER. KEC may require that VP furnish a letter from its certified public accountants, dated the Effective Date, in form and substance satisfactory to KEC, stating that on the basis of consultation with officers of VP, a limited review (but not an audit) of VP's accounting records, and other specified procedures and inquiries, which KEC may request in writing, that nothing has come to their attention which indicates that there has been any material adverse change in the financial condition of VP during the period from December 31, 1999 to a specified date not more than five days prior to the Effective Date.

           SECTION 8.  CONDITIONS PRECEDENT TO OBLIGATION OF VP
           ----------------------------------------------------

     VP's obligation to consummate this merger shall be subject to fulfillment on or before the Effective Date of each of the following conditions, unless waived in writing by VP:

     8.1 KEC'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of KEC set forth in Section 2 hereof shall be true and correct at the Effective Date as though made at and as of that date, except as affected by transactions contemplated hereby.

     8.2 KEC'S COVENANTS. KEC shall have performed all covenants required by this Agreement to be performed by it on or before the Effective Date.

     8.3 GUARANTEE OF KEC OBLIGATIONS. Kestrel shall cause KEC to perform in a timely manner all of its obligations, and to comply with all its agreements, in this Agreement.

     8.4 OPINION OF KEC'S COUNSEL. VP may require KEC to deliver to VP an opinion of its counsel, dated the Effective Date, in form and substance satisfactory to counsel for VP, to the effect that:

          (a) KEC is a corporation duly organized, validly existing and in good standing, and is duly qualified to do business as a foreign corporation in each jurisdiction (if any) in which, to the best knowledge of counsel, its property or business requires such qualification.

          (b)  KEC's authorized capital stock is as set forth in Section
2.2 hereof.

          (c) The execution and consummation of this Agreement have been duly authorized and approved by Kestrel's Board of Directors, KEC's Board of Directors and its sole shareholder, and consummation of this Agreement will not constitute or result in any breach or default of the character described in Section 2.11 hereof of which counsel has knowledge.

          (d) Counsel has no knowledge of any liabilities or obligations of the type described in Section 2.5 hereof, any litigation, proceeding, or investigation of the type described in Section 2.7 hereof, or any defects in title or mortgages, encumbrances or liens of the type described in Section 2.9 hereof.

          (e) The shares of KEC Common Stock have been duly and validly authorized and issued, and are fully paid and nonassessable.

     8.5 ACCOUNTANT'S LETTER. VP may require KEC to deliver a letter from its certified public accountants, dated the Effective Date, in form and substance satisfactory to VP, stating that on the basis of consultation with officers of KEC, a limited review (but not an audit) of KEC's accounting records, and other specified procedures and inquiries, which VP may request in writing, that nothing has come to their attention which indicates that there has been any material adverse change in the financial condition of KEC during the period from inception to a specified date not more than five days prior to the Effective Date.

     8.6 DUE DILIGENCE. VP shall have completed a due diligence review of all books, records and business and financial affairs of KEC reasonably satisfactory to it.

                       SECTION 9.  NOTICE OF EVENTS
                       ----------------------------

     Each party shall promptly notify each other party of (a) any event, condition or circumstance occurring from the date hereof through the Effective Date that would constitute a violation or breach of this Agreement, or (b) any event, occurrence, transaction or other item which would have been required to have been disclosed on any Schedule, Exhibit or statement delivered hereunder, had such event, occurrence, transaction or item existed on the date hereof, other than items arising in the ordinary course of business which would not render a change in any of the representations, warranties or other agreements of said party.

                         SECTION 10.  TERMINATION
                         ------------------------

     10.1 CIRCUMSTANCES OF TERMINATION. This Agreement may be terminated (notwithstanding approval by the shareholders of KEC hereto):

          (a) By the mutual consent in writing of the Boards of Directors of KEC and VP.

          (b) By the Board of Directors of KEC if any condition provided in Section 7 hereof has not been satisfied or waived on or before the Effective Date.

          (c) By the Board of Directors of VP if any condition provided in Section 8 hereof has not been satisfied or waived on or before the Effective Date.

          (d) By the Board of Directors of VP if the Closing has not occurred by July 15, 2000, subject to an extension of up to 10 days which may be exercised by VP upon written notice to KEC.

     10.2 EFFECT OF TERMINATION. In the event of a termination of this Agreement pursuant to Section 10.1(a) hereof, each party shall pay the costs and expenses incurred by it in connection with this Agreement and no party (or any of its officers, directors and shareholders) shall be liable to any other party for any costs, expenses, damage or loss of anticipated profits hereunder.

          In the event of a termination of this Agreement pursuant to Sections 10.1(b), (c) and (d) hereof, the party at fault shall be liable to the other party for all reasonable costs and expenses.

                      SECTION 11.  GENERAL PROVISIONS
                      -------------------------------

     11.1 FURTHER ASSURANCES. At any time, and from time to time, after the Effective Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

     11.2 WAIVER. Any failure on the part of either party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

     11.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

     11.4 HEADINGS. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     11.5 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado, without regard to conflict of laws. This Agreement shall be subject to the jurisdiction and venue of the state and federal courts situated in Denver, Colorado.

     11.6 ASSIGNMENT. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this Agreement without the written consent of the other party shall be void.

     11.7 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    SECTION 12.  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS
    -------------------------------------------------------------------

     All of the representations and warranties of the parties contained in this Agreement shall survive for a period of two years after the Effective Date.

              SECTION 13.  INDEMNITY AGREEMENTS OF VP AND KEC
              -----------------------------------------------

     VP and KEC each shall indemnify, defend, reimburse and hold harmless the other from and against any and all Losses resulting from:

          (a) Any inaccuracy in, or breach of, any representation and warranty or nonfulfillment of any covenant on the part of VP or KEC, respectively, contained in this Agreement.

          (b) Any misrepresentation in or omission from or nonfulfillment of any covenant on the part of VP or KEC, respectively, contained in any other agreement, certificate or other instrument furnished or to be furnished to the other party by that party pursuant to this Agreement.

                       SECTION 14.  OTHER AGREEMENTS
                       -----------------------------

     14.1 PUBLIC DISCLOSURE. None of the parties hereto shall issue any press release or otherwise make any public statement with respect to the transactions contemplated hereby not required by law except upon the written consent of the other party hereto. Such approval shall not be unreasonably withheld.

     14.2 NOTICES. All consents, waivers, notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by facsimile transmission or by overnight courier to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

          (a)  If to VP or VP/USA to:

               Victoria Petroleum N.L.
               Robert J. Pett, President
               999 18th Street, Suite 2490
               Denver, CO  80202
               (303)  295-1939 (Telephone)
               (303)  295-1862 (Fax)

          (b)  If to KEC to:

               Kestrel Energy California, Inc.
               21550 Oxnard Street, Suite 835
               Woodland Hills, CA  91367
               Attn: Timothy Hoops, President
               (303) 295-1939 (Telephone)
               (303) 295-1862 (Fax)

               With a copy to:

               S. Lee Terry, Esq.
               Gorsuch Kirgis, LLP
               Tower 1, Suite 1000
               1515 Arapahoe Street
               Denver, Colorado 80202
               (303) 376-5000 (Telephone)
               (303) 376-5001 (Fax)

Any party may change the address to which notices, requests, demands and other communications hereunder are to be sent to such party by giving the other parties hereto written notice thereof in accordance with this
Section 14.2.

     14.3 BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns; provided that this Agreement may not be assigned by any party without the consent of the other parties.

     14.4 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules referred to herein) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

     14.5 SCHEDULES AND EXHIBITS. The Schedules and Exhibits referred to in this Agreement shall be construed as an integral part of this Agreement as if the same had been set forth herein and shall be satisfactory in form and substance to each party hereto.
     14.6 APPLICABLE LAW AND JURISDICTION. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Colorado without regard to conflict of law. This Agreement shall be subject to the jurisdiction and venue of the state and federal courts situated in Denver, Colorado.

     14.7 NO BENEFIT TO THIRD PARTIES. No provision of this Agreement is intended to confer any rights or remedies upon any person not a party of this Agreement.

     14.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute only one document. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     14.9 ACKNOWLEDGEMENTS. The parties represent and acknowledge that each has been represented and advised by counsel in connection with this Agreement.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.


                                   VICTORIA PETROLEUM N.L., an Australian
                                   corporation ("VP")



                                   By/s/Bernard Wrixon
                                        Bernard Wrixon, Director


                                   VICTORIA PETROLEUM USA, INC., a
                                   Colorado corporation ("VP/USA")



                                   By/s/Robert J. Pett
                                        Robert J. Pett, President


                                   KESTREL ENERGY CALIFORNIA, INC., a
                                   Colorado corporation ("KEC")



                                   By/s/Timothy L. Hoops
                                        Timothy L. Hoops, President


                                   KESTREL ENERGY, INC., a Colorado
                                   corporation ("Kestrel")



                                   By/s/Timothy L. Hoops
                                        Timothy L. Hoops, President





                              Exhibit 1.1(b)
                     Articles of Incorporation for KEC





                              Exhibit 1.1(c)
                              Bylaws for KEC





                              Schedule 1.1(d)
                     Officers of Surviving Corporation

     Robert J. Pett      President and Treasurer
     Timothy L. Hoops    Vice President and Assistant Secretary
     John T. Kopcheff    Secretary





                               Schedule 1.4
                            Restrictive Legends


                                   None


                               Schedule 2.5
                            Liabilities of KEC


                                   None


                               Schedule 2.6
                          Material Changes to KEC


                                   None


                               Schedule 2.7
                         Litigation Matters of KEC


                                   None


                               Schedule 2.8
                             Contracts of KEC


                                   None


                               Schedule 2.9
            Mortgages, Encumbrances or Liens on KEC Properties


                                   None


                               Schedule 3.2
                            List of VP Options


                                   None


                               Schedule 3.5
                     Material Changes to VP and VP/USA


                                   None


                               Schedule 3.6
               Litigation Matters Pending for VP and VP/USA


                                   None


                               Schedule 3.7
                        Contracts of VP and VP/USA


                                   None


                               Schedule 3.8
             Mortgages, Encumbrances or Liens on VP Properties


                                   None